Exhibit 99.1

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SELIGMAN                                                             August 2002

New Technologies                                                     FUND
                                                                     FUND II
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Seligman New Technologies Fund and New Technologies Fund II, which were brought to market in July 1999 and June 2000, respectively, were among the first of their kind. The dual focus of the Funds provides investors with access to both the public and private markets, without some of the restrictions typically associated with venture-related investments.

Increased Information Technology Spending Not Expected
Until Late 2002

Technology Recovery Will Likely Be Staggered

Information Technology spending on a global basis is a function of GDP growth in North America, Northern Europe, and Northern Asia and the earnings visibility of the global 2000 enterprise class companies. We believe that in the four sectors that make up the overwhelming majority of technology purchases on a global basis -- telecom, financial services, manufacturing and retail, demand fundamentals will not begin to recover significantly until late 2002.

Additionally all four sectors are not experiencing the same business environment and therefore will not recover at the same time. Manufacturing and retail had a very shallow recession and therefore will exhibit a mild recovery first, probably as early as third quarter 2002, resulting in a likely up-tick in their capital expenditures on information technology sometime in the ensuing six months.

Financial services has experienced a very deep recession exacerbated by the tragic events of September 11 and the aftermath, but also Enron's bankruptcy, similar company specific dislocation like WorldCom, Global Crossing, Adelphia and Tyco as well as global economic issues like Argentina's upheaval and other forms of financial distress. We expect the financial services category will not recover until the first half of 2003, alongside a healthier public market environment and an improved investment banking and mergers and acquisitions climate, two earnings generators that are necessary for an increase in spending on information technology from this industry.

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Seligman New Technologies Fund and Seligman New Technologies Fund II
are closed to new investors. Seligman New Technologies Fund currently has no assets available for new venture capital investments, while Seligman New Technologies Fund II has very limited assets available for new venture capital investments.

This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and may not be so construed. The views and opinions expressed are those of J. & W. Seligman & Co. Incorporated, are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendations for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice. An investment in the Funds involves risks, including the risk of loss of principal. The Funds invest primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. The products of technology companies may be subject to severe competition and rapid obsolescence. In addition, investments in one economic sector, such as technology, may result in greater price fluctuations than owning a portfolio of diversified investments.

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

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SELIGMAN

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The one area that continues to suggest that spending will not recover at any time in 2002 or early 2003 is telecom services and equipment. This category is in a depression and will struggle with over-capacity, deflation and a debt-laden capital structure for at least the next 12 months. At this point we feel that the second half of 2003 will be the earliest that any real growth is achievable in telecom capital spending on a global basis.

We expect more earnings disappointments as the earnings season gets into full swing. We continue to believe that for many important categories of the technology industry, spending in 2002 will show continued negative year-over-year comparisons for the second quarter. We expect flat sequential earnings for the third quarter, which should be up year-over-year but only because of the easy comparison against the virtually non-existent spending environment in September 2001. We do not expect the fundamentals will recover until the very end of this year, probably in December, when a potential budget flush will take place among Global 2000 companies driven by the spending of the manufacturing and retail sectors. Government should also participate in this year-end spending activity but probably to a lesser extent than in 2001 because of the current budget deficit versus the surplus of a year ago.

On a positive note, IT spending backlog remains at very high levels suggesting pent up demand for new projects and capital spending. We believe that as the Global 2000 begin to have visibility on an earnings recovery in the respective sectors, technology spending will commence in earnest. When demand returns, we believe the IT sector could experience four to six consecutive quarters of accelerating year-over-year growth, taking us from perhaps the fourth quarter 2002 through mid-to-late 2004.

The early phase of this recovery should favor component related companies, especially those that will participate in the anticipated and long-overdue PC upgrade cycle in 2003, including microprocessors, DRAM, video graphics and audio chips, flat panel display chip sets, set-top box chip sets and Ethernet and Gig-E chip sets, and capital equipment companies that produce next generation equipment for the move from .18 micron to .13 micron semiconductors. The early phase of this recovery should also favor business infrastructure software companies in verticals like business intelligence, database, ERP, supply-chain, testing, security and storage management, e-business interface (such as enterprise portals), and among other categories who are seeing huge pent up demand for projects but very low current closure rates. Each of the Funds were significantly underweight in software in the second quarter because of near-term fundamental concerns, however we expect to add to our software weighting throughout the year. Both of these categories, software and semiconductors, have experienced a meaningful downturn over the course of this global IT recession. They are however, also the companies with what we believe to have the most potential margin expansion in the event of a demand recovery.

Also, the component related excess inventory has been written off and will be obsolete in the coming 12 months. Layoffs and restructurings are underway or largely complete at infrastructure software companies. These categories have already taken many of the steps required to take advantage of a recovery without further depletion of their capital structures and balance sheets. We believe that leading companies will see improving business conditions from late 2002 until the end of 2004, when we believe they will have sustainable profit margins similar to those achieved in the middle to late '90s (as opposed to roughly break even today). This is particularly the case in the software and semiconductor industries.

Currently both portfolios are overweight in technology infrastructure companies with strong cash flow characteristics and clean balance sheets. We remain very attracted to companies which are in a position to weather this recession while continuing to fund research and development of next generation new technology products and services enabling them to maintain their leading market share and replace their own products in coming replacement cycles.

With specific regards to our private investments, the operating environment has been at least as difficult as for our public holdings because many large customers have become increasingly concerned about doing business with privately held technology providers. Underperformance of many portfolio companies versus our expectations caused us to take numerous write-downs in those companies during the second quarter. Because our valuation changes are often based on most recent reported results, this pattern of write-downs may continue for a quarter or two even if the public market eventually begins to benefit from investors' perception of improved future conditions.

In this type of environment, we continue to focus on downside protection for the follow-on investment opportunities that are considered by both Funds.

We generally like to see three types of protection. The first is in the stage of each company -- even in the current market, late-stage companies typically have more predictable businesses than early-stage ones. We continue to conduct thorough due diligence and to measure stage by criteria such as revenue, margin, management, and quality of the board of directors. Fortunately these criteria dovetail with IPO investors' sharply increased focus on similar attributes; we therefore believe that our portfolios are well positioned for an eventual upswing in IPO activity.

The second type of protection is in the amount of money each company needs to get to breakeven -- we are much more positive about those investments which are more assured of reaching profitability with their current cash balances. That priority informs all our decisions on follow-on investments. For the same reason, we also note the quality and "depth of pocket" of our co-investors, just in case a further private round should be required.

The third form of protection is in the liquidity preference attached to the preferred stock in which we typically invest. We pay a great deal of attention to the capital structures of our companies, assessing our position vis-a-vis common and other preferred shareholders in a range of sale or liquidation scenarios. In general, we feel better about those investments in which our preference is senior to those of most shareholders, and where the likely sale value of the company is larger in relation to the dollar amount of our preferences.

We believe that technology will ultimately regain its position as one of the main positive drivers of America's economy; please be assured that, in the mean time, we are doing our utmost to be prepared for a continuing bumpy period.

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Venture Capital Pricing Policy

J. & W. Seligman & Co. Incorporated (the "Manager") will change the fair value of a security in the portfolio based on an analysis of the information available to it. In particular, in determining fair value, the Manager places great emphasis on the financial and business condition of the venture capital companies relative to their respective business plans. In addition to changes resulting from analysis of the venture capital company's success in meeting its model, the Manager will review the fair value of a security when the Manager becomes aware of new information (whether internal or external to the venture capital company) affecting the venture capital company's ability to generate shareholder value.

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

         Fund Performance and Portfolio Characteristics Conveyed in the
                 July 9, 2002, Technology Group Conference Call

+PERFORMANCE and Statistics                                Seligman            Seligman
                                                       New Technologies    New Technologies
                                                             Fund              Fund II
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
INCEPTION DATE                                             07/27/99            06/22/00

PERFORMANCE DATA for periods ended 6/30/02

Cumulative Total Return Since Inception
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Fund Performance                                            -65.5%              -77.9%
Goldman Sachs Technology Index                              -55.9               -72.3
Goldman Sachs Blended Index(1)                              -65.8               -80.7

Average Annual Return Since Inception
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Fund Performance                                            -30.5%              -52.6%
Goldman Sachs Technology Index                              -24.4               -47.0
Goldman Sachs Blended Index(1)                              -30.7               -55.9

One-Year Total Return
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Fund Performance                                            -60.9%              -63.2%
Goldman Sachs Technology Index                              -42.5               -42.5
Goldman Sachs Blended Index(1)                              -49.7               -49.7

Year-to-Date Total Return
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Fund Performance                                            -44.7%              -50.1%
Goldman Sachs Technology Index                              -33.1               -33.1
Goldman Sachs Blended Index(1)                              -37.4               -37.4

PORTFOLIO DATA for period ended 6/30/02

Completed IPOs Since Inception                                 15                   2
Companies Acquired by a Third Party Since Inception            11                   1
Companies Currently in SEC Registration                         2                   1
Failed Investments(2)                                          40                   8
Total Private Company Investments Since Inception             114                  44

Venture Capital Valuation Changes Since 3/31/02                  Number of Companies
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Advancing Issues                                                6                   2
Declining Issues                                               32                  22
Active Investments(3)                                          65                  39

Holdings                                                        Percent of Net Assets
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Public Securities and Cash                                   43.2%               58.7%
Private Securities                                           56.8                41.3

Sector Weightings                                      Public  Private       Public  Private
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Broadband and Fiber Optics                               5.7%    3.5%          6.1%    4.9%
Digital-Enabling Technologies                            5.2    10.9          16.3    27.4
Enterprise Business Infrastructure                       2.8     3.3           5.7     1.9
Internet Business-to-Consumer                            8.4     6.5           8.3     0.3
Wireless                                                13.5     3.0          13.5     0.6
Other                                                    7.6    29.6           8.8     6.2

Private Funding Analysis                                        Percent of Net Assets
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Private Securities                                           56.8%               41.3%
   Private Securities Funded to Break Even(4)                46.5                34.6
   Private Securities Subject to Financing Risk(5)           10.3                 6.7

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Average Months of Cash Remaining for Operations
   (for Private Securities Subject to Financing Risk)         4.8                 6.2

Past performance is no guarantee of future results. The Funds are actively managed, and holdings are subject to change.

Returns for the Funds assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value and with the effect of the initial 3% maximum sales charge for Seligman New Technologies Fund and the initial 5.2% maximum sales charge for Seligman New Technologies Fund II. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Funds involves investment risks, including the possible loss of principal.

Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

(1) The Goldman Sachs "Blended" Index is an index created by J. & W. Seligman & Co. Incorporated, the Funds' manager, using four of the six sub-indices within the Goldman Sachs Technology Index. The Blended Index consists of a twenty-five percent equal weighting in the following Goldman Sachs Technology Index sub-indices: Goldman Sachs Software Index (Symbol: GSO); Goldman Sachs Internet Index (Symbol: GIN); Goldman Sachs Multimedia Networking Index (Symbol: GIP); and Goldman Sachs Semiconductor Index (Symbol: GSM). The Manager selected these four sub-indices because, in its view, they better represent the sectors within the technology industry in which the Funds primarily invest. The Fund's holdings, however, are not evenly weighted among these four sectors, and the weightings of the holdings of either or both Funds may differ significantly among these sectors. Material investments have been and may be made outside these sectors. The Funds are actively managed and their holdings are subject to change.

(2) Includes those companies that have filed for bankruptcy and those companies that Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

(3) Includes companies that are funded to break even (see footnote 4), not funded to break even (see footnote 5), failed investments that have not declared bankruptcy (see footnote 2), fund of funds investments, and restricted public holdings originated from private investments.

(4) The Seligman Technology Group evaluates each private company in the portfolio and determines what it believes the point of break-even operations is for a particular company. Companies determined to be funded to break even are able to fund operations without outside financing. That determination may differ significantly from the view of the company itself and from actual results.

(5) For those companies that, in the opinion of the Seligman Technology Group, may be unable to raise additional needed capital to finance operations.

MC-NT 8/02                                Distributed by Seligman Advisors, Inc.